Exhibit 99.1

Intelligent Bio Solutions Inc. Reports First Quarter Ending September 30, 2022, Preliminary Financial Results and Recent Business Highlights

- Acquired Intelligent Fingerprinting Limited and its proprietary drugs of abuse screening technology -

- Announced new additions to Board of Directors and name change to Intelligent Bio Solutions Inc. -

- Company to host conference call & webcast today at 4:30 p.m. ET -

New York, NY, November 9, 2022 – Intelligent Bio Solutions Inc. (“Intelligent Bio Solutions” or the “Company”) (Nasdaq: INBS), a life sciences company developing and delivering intelligent, non-invasive, real-time testing solutions, today announced its preliminary financial results for the first financial quarter ended September 30, 2022 and provided a business update. Management will host a webcast and conference call at 4:30 p.m. ET today.

“As reflected in our name change to Intelligent Bio Solutions, this last quarter represents a sea change in the growth and evolution of the Company with the highly synergistic acquisition of Intelligent Fingerprinting Limited (“IFP”) with its proprietary and already well-established technology for on-site drugs of abuse testing,” stated Harry Simeonidis as Chief Executive Officer of Intelligent Bio Solutions. “Combining the two businesses presents an exceptional opportunity to benefit from each other’s unique expertise and functional strengths. IFP brings a proven ability to commercialize and grow novel diagnostic products, which fits exceptionally well with our extensive regulatory experience. Similarly, IFP’s successful establishment of a manufacturing facility in the UK will be invaluable as we ramp up operations at our new facility in Newcastle, Australia. R&D teams are already integrating and exploring the depth and breadth of saliva- and sweat-based testing for a broad array of potential additional test substrates, including hormones, infectious diseases, oncology, and fertility among others.”

First Quarter Highlights, Recent Operational Developments

Strategic Partnerships & Pipeline Development

●	Concurrent with our name change to Intelligent Bio Solutions, we announced the full acquisition of IFP, expanding the Company’s portfolio to now include its Biosensor saliva test and IFP’s rapid, non-invasive, sweat-based fingerprint diagnostic platform for conveniently detecting drugs of abuse on-site, while also adding to and accelerating revenue growth.

●	Intelligent Bio Solutions continues to advance towards the next phase of the Biosensor development program with two key parallel clinical studies: the first study focusing on eliminating the variables affecting glucose levels in saliva and in the sample collection method; and the second study assessing the accuracy and reproducibility of measuring saliva glucose with the Biosensor test strip.

Business Development

●	In October, Intelligent Bio Solutions announced a new relationship with Goldstar Transport for transitioning from urine to fingerprint drug testing. Goldstar, which employs approximately 600 LGV drivers, 170 office staff and 40 container lifter staff, purchased six Intelligent Fingerprinting portable readers and has been conducting random drug tests each month, across its 14 site UK-wide operations, to adhere to FORS (Fleet Operator Recognition Scheme) guidelines, whilst also using the in-house system to support for cause testing.

●	In November, Intelligent Bio Solutions announced that Eastern Airways has adopted its innovative fingerprint drug test for use from flight crews to maintenance personnel, in order to promote adherence to the company’s Drug and Alcohol policy and to help ensure employees are fit-to-work. The change also aims to ensure Eastern Airways’ compliance with European Aviation Authority regulations to promote staff wellbeing and support. Eastern Airways is an award-winning, leading provider of private air charter flights and short-haul flights across the UK and Northern Ireland.

●	Also in November, Intelligent Bio Solutions announced that The Glass Systems Group is adopting its fingerprint-based drug testing system to promote health and safety across the business. The Glass Systems Group is the largest independent glass manufacturer in the UK with plants in Wales, Scotland, and England. The Glass Systems Group intends to rollout random drug testing based on the Intelligent Fingerprinting solution across its UK operations, currently consisting of six factories and 1,000 employees.

Commercial Development

●	Intelligent Bio Solutions is progressing in its construction of the previously announced, state-of-the-art manufacturing facility at University of Newcastle in Australia specifically to produce its proprietary biosensor.

Governance

●	In October, Intelligent Bio Solutions announced two key additions to its Board of Directors with the appointment of Mr. David Jenkins and Mr. Jason Isenberg to its Board.. Mr. Jenkins is a serial entrepreneur in the medical device sector, having established numerous companies including Catheter Precision, where he currently serves as CEO and Board Chair. Mr. Jenkins has been instrumental in several strategic transactions including the acquisition of Arrhythmia Research Technology’s Cardiolab, the first dual monitor, 32-channel electrophysiology recording system, by General Electric and the sale of EP MedSystems, Inc., to St. Jude Medical, Inc., now part of Abbott, for approximately $95.7 million in 2008. Mr. Jenkins holds a degree in accounting from the University of Kansas, and a master’s degree in business from the University of Texas, Austin. He began his career in public accounting with the firm Coopers & Lybrand.

Mr. Jason Isenberg currently serves as Assistant General Counsel for RFA Management Company, LLC in Atlanta, Georgia, where he advises a large, endowment-style portfolio in matters including corporate governance, corporate and real estate transactions, business operations, employment law and risk mitigation. Jason successfully negotiated strategic transactions exceeding $500,000,000. He obtained his Bachelor of Arts from the University of Maryland and his juris doctor from New England Law in Boston.

Anticipated Events and Targeted Milestones for the Coming Fiscal Year

●	Launching the Intelligent Fingerprint Drug screening solutions within the Australian and New Zealand markets. This will include all the required infrastructure and regulatory requirements.

●	Continue to develop the Biosensor to test glucose, moving forward in parallel for hormone testing, focusing initially on cortisol, to be included in our next series of clinical trials anticipated to start before calendar end 2022.

1.	The second round of equipment for our labs, the Polymer synthesis and characterization work cells, are now on-site. We will have also completed the Installation and Equipment Qualification by the end of November.

●	Progression into the final design and verification phase of the Biosensor development with two key parallel clinical studies based on results of the recently completed blood and saliva glucose study:

1.	Study 1: Elimination of variables affecting glucose levels in saliva and in the sample collection method anticipated to commence in November 2022 and expected to complete in approximately six months; and

2.	Study 2: Assessing accuracy and reproducibility of glucose testing with the Biosensor test strip, expected to commence, as guided, in the calendar fourth quarter of year-end 2022

Both studies, together, are intended to refine saliva collection protocols and enhance the Biosensor performance as we finalize product design and shift from R&D to manufacturing.

●	Confirmation of the Biosensor algorithm, middleware and application development with the University of Newcastle in Australia, and data generation for regulatory submission to the U.S. Food and Drug Administration (the “FDA”).

●	Defining the scope of work for expansion of the Biosensor platform to include additional analytes, in parallel to glucose, for point of care testing using saliva.

●	IFP products to focus on increasing sales into UK, mainland Europe, the Asia Pacific region and non-FDA regulated markets in the US with significant potential.

●	Submission of FDA application for the IFP DSR system.

First Quarter Ended September 30, 2022, Financial Results

As of September 30, 2022, the Company’s cash, cash equivalents and marketable securities totaled approximately $5.74 million, compared to approximately $8.24 million on June 30, 2022.

The major components of outflows were expenditure relating to the proposed pilot manufacturing facility in Newcastle, reduction in current liabilities from June 2022, exchange rate losses from conversion of foreign currency balances to USD, and general overhead.

For the quarter ended, September 30, 2022, the Company had a preliminary net loss of $1.21 million or $0.08 per share compared to a net loss of $1.43 million or $0.10 per share for same period the prior year. This decrease in loss is primarily due to more government support income recognised on the current period compared to same period the prior year.

Government support income was $0.31 million compared to $0.00 for the quarter ended September 30, 2022 and 2021 respectively. This is the result of increased qualifying expenditure incurred in setting up of the pilot manufacturing facility.

The Company is of the view that based on the current operating plan and financial resources, its cash, cash equivalents and marketable securities as of September 30, 2022, will be sufficient to cover expenses and capital requirements into the first half of calendar year 2023. This cash runway forecast does not incorporate revenue from planned new markets for the IFP product, nor the potential exercise of the glucose North American license option agreement.

Webcast Information:

Title:	Intelligent Bio Solutions Inc. First Quarter 2023 Financial Results Conference Call & Webcast

Date:	Wednesday, November 9, 2022

Time:	4:30 p.m. ET

Conference Call Details:	Toll-Free: 1-877-300-8521 International: 1-412-317-6026 Conference ID: 10172375

The conference call will be webcast live from the Company’s website and will be available via the following links:

Webcast:	Webcast Registration Link https://investors.gbs.inc/news-and-events/investor-calendar

The webcast should be accessed 15 minutes prior to the conference call start time.
A replay of the webcast will be available following the conclusion of the live broadcast and will be accessible on the IR section of the Company’s website.

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to consummate the proposed transaction described in this press release, develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. is a life sciences company developing and delivering intelligent, non-invasive, real-time testing solutions to customers globally. With its world-first Biosensor Platform, Intelligent Bio Solutions is developing and launching diagnostic tests urgently needed to help people living with chronic disease. In addition, through its recent acquisition of Intelligent Fingerprinting, the company is the world leader in the advancement of portable drugs of abuse testing through the analysis of fingerprint sweat. The system is a platform technology with potential applications in many areas of diagnostics, and its advantages include being non-invasive, hygienic, fast, and cost-effective. The top selling product screens for recent use of the most commonly taken drugs in workplace settings; opioids, cocaine, methamphetamine, and marijuana. Sample collection takes just seconds, with results in ten minutes. Customers include employers in safety-critical industries such as construction, transport and logistics firms, drug treatment organizations, as well as UK coroners. A laboratory confirmation service is also available.

Company Contact:

Alex Arzeno – Vice President of IR & Communications

Intelligent Bio Solutions Inc.

Investor.Relations@gbs.inc

Media Contact:

Cheryl Billson

Comma Communications

cheryl.billson@commacomms.com

INTELLIGENT BIO SOLUTIONS INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)
(Amounts in $)

	Three Months Ended September 30,
	2022	2021
Revenue:	$-	$-
Other income:
Government support income	$311,320	$-
Total revenue and other income	311,320	-

Operating expenses:
General and administrative expenses	1,450,418	1,332,520
Development and regulatory approval expenses	79,274	106,799
Total operating expenses	1,529,692	1,439,319
Loss from operations	(1,218,372)	(1,439,319)

Other income (expense):
Interest expense	(1,065)	-
Realized foreign exchange loss	(2,247)	(3,118)
Interest income	7,606	4,597
Total other income (expense)	4,294	1,479
Net loss	(1,214,078)	(1,437,840)
Net loss attributable to non-controlling interest	(5,785)	(5,188)
Net loss attributable to Intelligent Bio Solutions Inc.	$(1,208,293)	$(1,432,652)

Other comprehensive loss, net of tax:
Foreign currency translation loss	$(135,559)	$(67,482)
Total other comprehensive loss	(135,559)	(67,482)
Comprehensive loss	(1,349,637)	(1,505,322)
Comprehensive loss attributable to non-controlling interest	(5,785)	(5,188)
Comprehensive loss attributable to Intelligent Bio Solutions Inc.	$(1,343,852)	$(1,500,134)

Net loss per share, basic and diluted	$(0.08)	$(0.10)
Weighted average shares outstanding, basic and diluted	14,889,904	14,006,127

INTELLIGENT BIO SOLUTIONS INC.
PRELIMINARY CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in $)

	September 30, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$5,742,626	$8,238,301
Deferred charges	300,000	-
Grant receivable, current portion	1,443,939	1,529,882
Research and development tax incentive receivable	571,860	353,048
Other current assets	148,927	746,761
Total current assets	8,207,352	10,867,992
Long-term grant receivable	1,031,384	1,092,773
Construction in progress	416,029	391,408
Other non-current assets	504,938	-
TOTAL ASSETS	$10,159,703	$12,352,173

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,038,545	$1,625,089
Current portion of deferred grant income	1,018,918	2,836,582
Current employee benefit liabilities	299,686	201,332
Total current liabilities	2,357,149	4,663,003
Employee benefit liabilities	20,791	50,626
Long-term deferred grant income	2,585,629	1,092,773
Total liabilities	4,963,569	5,806,402
Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 14,889,904 shares issued and outstanding at September 30, 2022 and June 30, 2022, respectively	148,899	148,899
Additional paid-in capital	38,440,011	38,440,011
Accumulated deficit	(32,384,146)	(31,175,853)
Accumulated other comprehensive loss	(923,694)	(788,135)
Total consolidated Intelligent Bio Solutions Inc. equity	5,281,070	6,624,922
Non-controlling interest	(84,936)	(79,151)
Total shareholders’ equity	5,196,134	6,545,771
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,159,703	$12,352,173